                               JOHN HANCOCK TRUST
                              SUBADVISORY AGREEMENT

      AGREEMENT made this ___ day of _________, ____, between John Hancock Investment Services, LLC, a Delaware limited liability company (the "Adviser"), and U. S. Trust Company, N.A., Asset Management Division and U.S. Trust New York Asset Management Division (collectively, the "Subadviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.    APPOINTMENT OF SUBADVISER

      The Subadviser undertakes to act as investment subadviser to, and, subject to the supervision of the Trustees of John Hancock Trust (the "Trust") and the terms of this Agreement, to manage the investment and reinvestment of the assets of the Portfolios specified in Appendix A to this Agreement as it shall be amended by the Adviser and the Subadviser from time to time (the "Portfolios"). The Subadviser will be an independent contractor and will have no authority to act for or represent the Trust or Adviser in any way except as expressly authorized in this Agreement or another writing by the Trust and Adviser.

2.    SERVICES TO BE RENDERED BY THE SUBADVISER TO THE TRUST

a. Subject always to the direction and control of the Trustees of the Trust, the Subadviser will manage the investments and determine the composition of the assets of the Portfolios in accordance with the Portfolios' registration statement provided, however, that copies of the registration statement, as it may be amended from time to time, shall be provided to Subadviser, marked to show changes, prior to the time Subadviser shall be expected to manage the portfolio in accordance with such changes. Notwithstanding the foregoing, unless a change to the registration statement is required as a result of new regulatory requirements or a change in the registration statement is required by the Securities and Exchange Commission, no change to the registration statement which effects the manner in which Subadviser is to manage the Portfolio will take effect without 60 days prior notice to the Subadviser. In fulfilling its obligations to manage the investments and reinvestments of the assets of the Portfolios, the Subadviser will:

      i. obtain and evaluate pertinent economic, statistical, financial and other information affecting the economy generally and individual companies or industries the securities of which are included in the Portfolios or are under consideration for inclusion in the Portfolios;

      ii. formulate and implement a continuous investment program for each Portfolio consistent with the investment objectives and related investment policies for each such Portfolio as described in the Trust's registration statement, as amended;

      iii. take whatever steps are necessary to implement these investment programs by the purchase and sale of securities including the placing of orders for such purchases and sales;

      iv. regularly report to the Trustees of the Trust with respect to the implementation of these investment programs; and

      v. provide assistance to the Trust's Custodian regarding the fair value of securities held by the Portfolios for which market quotations are not readily available.

b. The Subadviser, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Portfolios (excluding determination of net asset value and shareholder accounting services).

c. The Subadviser will select brokers and dealers to effect all transactions subject to the following conditions: the Subadviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions if applicable. The Subadviser is directed at all times to seek to execute brokerage transactions for the Portfolios in accordance with such policies or practices as may be established by the Trustees and described in the Trust's registration statement as amended. The Subadviser may pay a broker-dealer which provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the Subadviser determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the Subadviser's overall responsibilities with respect to accounts managed by the Subadviser. The Subadviser may use for the benefit of the Subadviser's other clients, or make available to companies affiliated with the Subadviser or to its directors for the benefit of its clients, any such brokerage and research services that the Subadviser obtains from brokers or dealers.

d. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients of the Subadviser, the Subadviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to its other clients.

e. The Subadviser will maintain all accounts, books and records with respect to its activities rendered to the Portfolios as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act of 1940 (the "Investment Company Act") and Investment Advisers Act of 1940 (the "Investment Advisers Act") and the rules thereunder.

g. The Subadviser shall vote all proxies received in connection with securities held by the Portfolios in accordance with Trust's proxy voting policies and guidelines, which policies and guidelines shall incorporate the Subadviser's own internal proxy voting policies and guidelines.

3.    COMPENSATION OF SUBADVISER

      The Adviser will pay the Subadviser with respect to each Portfolio the compensation specified in Appendix A to this Agreement.

4.    LIABILITY OF SUBADVISER

      Neither the Subadviser nor any of its directors, officers or employees shall be liable to the Adviser or the Trust for any error of judgment or mistake of law or for any loss suffered by the Adviser or Trust in connection with the matters to which this Agreement relates except for losses resulting from willful misfeasance, bad faith or gross negligence in the performance of, or from the reckless disregard of, the duties of the Subadviser or any of its directors. In no event will Subadviser have any responsibility for any other portfolio of the Trust, or for any portion of the Portfolios not managed by Subadviser.

5.    CONFLICTS OF INTEREST

      It is understood that trustees, officers, agents and shareholders of the Trust are or may be interested in the Subadviser as trustees, officers, partners or otherwise; that employees, agents and partners of the Subadviser are or may be interested in the Trust as trustees, officers, shareholders or otherwise; that the Subadviser may be interested in the Trust; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust of the Trust and the organizational documents of the Subadviser, respectively, or by specific provision of applicable law.

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

6.    REGULATION

      The Subadviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

7.    DURATION AND TERMINATION OF AGREEMENT

      This Agreement shall become effective with respect to each Portfolio on the later of (i) its execution and (ii) the date of the meeting of the Board of Trustees of the Trust, at which meeting this Agreement is approved as described below. The Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually either by the Trustees of the Trust or by a majority of the outstanding voting securities of each of the Portfolios, provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the Investment Company Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment Company Act) of shares of that Portfolio votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement or (b) all the portfolios of the Trust.

      If any required shareholder approval of this Agreement or any continuance of the Agreement is not obtained, the Subadviser will continue to act as investment subadviser with respect to such Portfolio for up to 150 days after termination of the agreement, pending the required approval of the Agreement or its continuance or of a new contract with the Subadviser or a different adviser or subadviser or other definitive action; provided, that the compensation received by the Subadviser in respect of such Portfolio during such period is in compliance with Rule 15a-4 under the Investment Company Act.

      This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees of the Trust, by the vote of a majority of the outstanding voting securities of the Trust, or with respect to any Portfolio by the vote of a majority of the outstanding voting securities of such Portfolio, on sixty days' written notice to the Adviser and the Subadviser, or by the Adviser or Subadviser on sixty days' written notice to the Trust and the other party. This Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the Investment Company
Act) or in the event the Advisory Agreement between the Adviser and the Trust terminates for any reason.

8.    PROVISION OF CERTAIN INFORMATION BY SUBADVISER

      The Subadviser will promptly notify the Adviser in writing of the occurrence of any of the following events:

a. the Subadviser fails to be registered as an investment adviser under the Investment Advisers Act or under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

b. the Subadviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and

c. any change in actual control or management of the Subadviser or the portfolio manager of any Portfolio.

9.    SERVICES TO OTHER CLIENTS

      The Adviser understands, and has advised the Trust's Board of Trustees, that the Subadviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts and as investment adviser or subadviser to other investment companies. Further, the Adviser understands, and has advised the Trust's Board of

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

Trustees that the Subadviser and its affiliates may give advice and take action for its accounts, including investment companies, which differs from advice given on the timing or nature of action taken for the Portfolio. The Subadviser is not obligated to initiate transactions for a Portfolio in any security which the Subadviser, its partners, affiliates or employees may purchase or sell for their own accounts or other clients.

10.   CONSULTATION WITH SUBADVISERS TO OTHER TRUST PORTFOLIOS

As required by Rule 17a-10 under the Investment Company Act of 1940, the Subadviser is prohibited from consulting with the entities listed below concerning transactions for a Portfolio in securities or other assets:

1.    other subadvisers to a Portfolio

2.    other subadvisers to a Trust portfolio

3.    other subadvisers to a portfolio under common control with the Portfolio

11.   AMENDMENTS TO THE AGREEMENT

      This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the Trustees of the Trust and by the vote of a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of that Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the amendment or (b) all the portfolios of the Trust.

12.   ENTIRE AGREEMENT

      This Agreement contains the entire understanding and agreement of the parties.

13.   HEADINGS

      The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

14.   NOTICES

      All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust or applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

15.   SEVERABILITY

      Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

16.   GOVERNING LAW

      The provisions of this Agreement shall be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of The Commonwealth of Massachusetts, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

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

17.   LIMITATION OF LIABILITY

      The Agreement and Declaration of Trust dated September 28, 1988, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the name "Manufacturers Investment Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property, for the satisfaction of any obligation or claim, in connection with the affairs of the Trust or any portfolio thereof, but only the assets belonging to the Trust, or to the particular Portfolio with respect to which such obligation or claim arose, shall be liable.

18.   CONFIDENTIALITY OF TRUST PORTFOLIO HOLDINGS

      The Subadviser agrees to treat Trust portfolio holdings as confidential information in accordance with the Trust's "Policy Regarding Disclosure of Portfolio Holdings," as such policy may be amended from time to time, and to prohibit its employees from trading on any such confidential information. The Adviser agrees to treat information concerning that portion of the Portfolios managed by the Subadviser, including the identity of the specific holdings within such Portfolios, as confidential information in accordance with the Trust's "Policy Regarding Disclosure of Portfolio Holdings," as such policy may be amended from time to time, and will not disclose such information to other subadvisers of the Trust.

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

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.

                              John Hancock Investment Management Services, LLC

                              by:  John Hancock Life Insurance Company (U.S.A.),
                                    Managing Member

                              ________________________

                              U.S. Trust Company, N.A. Asset Management Division

                              by:     ______________________________

                              U.S. Trust New York Asset Management Division

                              by:     ______________________________

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

                                   APPENDIX A

      The Subadviser shall serve as investment subadviser for each Portfolio of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the "Subadviser Fee"):

                                             FIRST          EXCESS OVER $500
                                        $500 MILLION OF        MILLION OF
                                         AGGREGATE NET       AGGREGATE NET
PORTFOLIO                                   ASSETS*             ASSETS*
------------------------------------    ---------------     ----------------
Value & Restructuring Trust.........

*The term Aggregate Net Assets includes the net assets of a Portfolio of the Trust. It also includes with respect to each Portfolio the net assets of one or more other portfolios as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee, the net assets of the Portfolio and each other portfolio of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

Trust Portfolio(s)                                 Other Portfolio(s)
---------------------------              ---------------------------------------
Value & Restructuring Trust       --     Value & Restructuring Fund, a series of
                                         John Hancock Funds II

      The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to the quotient of
(i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the "Applicable Annual Fee Rate"). The Subadviser Fee for each Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.

      If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

                   SUBADVISORY AGREEMENT ASSUMPTION AGREEMENT

      This assumption agreement (the "Agreement") is effective as of the 16th day of December, 2005 (the "Effective Date") by and between UST Advisers, Inc., a Delaware corporation ("USTA"), United States Trust Company of New York, on behalf of its Asset Management Division, a state chartered bank and trust company and a member bank of the Federal Reserve System ("UST-NY"), U.S. Trust Company, National Association, on behalf of its Asset Management Division, a national bank organized under the laws of the United States ("UST-NA") and John Hancock Investment Management Services LLC, a Delaware limited liability company (the "Adviser").

      WHEREAS, UST-NA, UST-NY and the Adviser are parties to that certain Sub-Advisory Agreement dated October 17, 2005 (the "Sub-Advisory Agreement") relating to the John Hancock Trust;

      WHEREAS, UST-NA and UST-NY wish to restructure the manner in which they provide investment advisory services under the Sub-Advisory Agreement so as to provide such services through USTA, a new wholly-owned subsidiary of UST-NA and a registered investment adviser under the Investment Advisers Act of 1940, and to assign and be discharged from their duties, obligations, liabilities and rights under the Sub-Advisory Agreement.

      WHEREAS, USTA wishes to assume all of UST-NY's and UST-NA's duties, obligations, liabilities and rights under the Sub-Advisory Agreement; and to provide all of the services formerly provided by UST-NA and UST-NY under the Sub-Advisory Agreement.

      WHEREAS, U.S. Trust Corporation, the parent of UST-NA, USTA and UST-NY ("UST-Corp."), wishes to provide an indemnity to the Adviser for certain matters as described herein.

      NOW, THEREFORE, based on the foregoing, the parties agree as follows:

            1. Assumption. UST-NY and UST-NA hereby assign to USTA, and USTA hereby assumes, as of the Effective Date, all of UST-NA's and UST-NY's respective obligations, liabilities and rights and duties under the Sub-Advisory Agreement.

            2. Release. The Adviser hereby releases each of UST-NA and UST-NY, as of the Effective Date, from all of its duties, obligations and liabilities under the Sub-Advisory Agreement, and each of UST-NA and UST-NY surrenders all of its rights under the Sub-Advisory Agreement.

            3. Indemnity. UST-Corp. agrees to ensure that USTA will perform all of UST-NA's and UST-NY's duties and obligations under the Sub-Advisory Agreement and agrees to indemnify, defend and hold the Adviser harmless for any and all losses, liabilities, actions or expenses resulting from or arising out of the failure of USTA to perform any of the duties and obligations assumed by it under the Sub-Advisory Agreement to the same extent that UST-NA and UST-NY would have been liable for such failure to perform.

                  UST-Corp. hereby waives any requirement that the Adviser exhaust any right or remedy or proceed or take any action against USTA, UST-NA or UST-NY before exercising any right or remedy against UST-Corp. under this Agreement.

            4. Representations. UST-NY, UST-NA and USTA hereby represent that after the assumption referred to above: (a) the management personnel of USTA responsible for providing the investment advisory services under the Sub-Advisory Agreement, including the portfolio managers and the supervisory personnel, will provide the same services as are currently provided by officers or employees of UST-NY and UST-NA under the Sub-Advisory Agreement; and (b) USTA will be a wholly-owned indirect subsidiary of UST-Corp. Consequently, UST-NY and UST-NA believe that the assumption effected by this Agreement does not involve a change in actual control or actual management with respect to the sub-advisers to the John Hancock Funds II.

            5. Other Matters. USTA is hereby bound by all of the terms and conditions of the Sub-Advisory Agreement, which will continue in full force and effect with respect to USTA.

            6. Headings and Captions. The document headings and captions contained herein are for ease of reference only, and shall not effect the meaning or interpretation of this Agreement.

            7. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the ____day of December, 2005.

                                         UST ADVISERS, INC.

                                         By:____________________________________
                                         Name:
                                         Title:

                                         UNITED STATES TRUST COMPANY OF NEW YORK


                                         By:____________________________________
                                         Name:
                                         Title:

                                         U.S. TRUST COMPANY, NATIONAL
                                         ASSOCIATION

                                         By:____________________________________
                                         Name:
                                         Title:

                                         JOHN HANCOCK INVESTMENT
                                         MANAGEMENTS SERVICES LLC

                                         By: John Hancock Life Insurance Company
                                         (U.S.A.), its Managing Member

                                         By:____________________________________
                                         Name:
                                         Title:

                                         U.S. TRUST CORPORATION, for purposes of
                                         section 3 hereof only

                                         By:____________________________________
                                         Name:
                                         Title:

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